Exhibit 99.1

July 7, 2015

Liberty Interactive Corporation Announces Second Quarter Earnings Release and Conference Call

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Interactive Corporation’s (Nasdaq: QVCA,  QVCB, LVNTA, LVNTB) President and Chief Executive Officer, Greg Maffei, will host a conference call to discuss results for the second quarter of 2015 on Wednesday,  August 5th, at 12:15 p.m. (E.D.T.). Following prepared remarks, the company will host a brief Q&A session during which management will accept questions regarding both Liberty Interactive Corporation and Liberty TripAdvisor Holdings.  During the call, Mr. Maffei may discuss the financial performance and outlook of both companies, as well as other forward looking matters.

Please call ReadyTalk at (844)  307-2219 or (678)  509-7635 at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.

In addition, the second quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the Liberty Interactive Corporation website at http://www.libertyinteractive.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the Liberty Interactive Corporation website. The conference call and related materials will be archived on the website for one year.

About Liberty Interactive Corporation

Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those businesses are currently attributed to two tracking stock groups:  the QVC Group and the Liberty Ventures Group.  The businesses and assets attributed to the QVC Group (Nasdaq: QVCA, QVCB) consist of Liberty Interactive’s subsidiary, QVC, Inc., and its interest in HSN, Inc., and the businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consist of all of Liberty Interactive Corporation’s businesses and assets other than those attributed to the QVC Group, including its interest in Expedia, Interval Leisure Group and FTD, its subsidiaries Bodybuilding.com, CommerceHub, LMC Right Start and Evite, and minority interests in Time Warner, Time Warner Cable and Lending Tree.

Liberty Interactive Corporation
Courtnee Ulrich, 720-875-5420

Source: Liberty Interactive Corporation